UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2017

APPCOIN INNOVATIONS INC.

Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Indiana Court, Venice Beach, CA 90291
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 310.658.4413

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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GENERAL NOTE

This current report on Form 8-K is being filed following our entry into a business services agreement with WENN Digital Inc. on December 29, 2017. As a result of our entry into the business services agreement with WENN Digital Inc., our management has determined that we ceased to be a “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

All financial information contained herein is shown in United States dollars unless otherwise stated. Our consolidated financial statements are prepared in accordance with United States generally accepted accounting principles.

In this current report on Form 8-K, unless otherwise specified, all references to “shares” refer to shares of our common stock.

As used in this current report on Form 8-K, the terms “we”, “us” “our” and “AppCoin” mean AppCoin Innovations Inc. and our wholly-owned subsidiary, AppCoin Innovations (USA) Inc. Unless otherwise stated, “$” refers to United States dollars.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements regarding: the plans, strategies and objections of management for future operations; our future plans or business; future economic conditions or performance; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we do not intend, and undertake no obligation, to update any forward-looking statement.

Although we believe the expectations reflected in the forward-looking statements in this report are reasonable, actual results could differ materially from those projected or assumed in any forward-looking statements. All forward-looking statements are subject to change and inherent risks and uncertainties. The factors impacting these risks and uncertainties include, but are not limited to:

●	our current lack of working capital;

●	a possible inability to raise additional financing;

●	the fact that our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require our management to make estimates about matters that are inherently uncertain;

●	deterioration in general or regional economic conditions;

●	adverse state or federal legislation or regulations that increase the costs of compliance;

●	inability to efficiently manage our operations; and

●	the unavailability of funds for capital expenditures.

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Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2017, we entered into a business services agreement with WENN Digital Inc. (the “Client”) Pursuant to the business services agreement, we agreed to provide the Client certain initial coin offering (“ICO”) services, including (i) pre-ICO consultancy services such as business modelling and scoping and development and advisory services surrounding token models and token incentivization and cryptoeconomics creating networks; (ii) ICO consultancy services such as public relations and marketing plans (not including the assistance regarding the offer or sale of any tokens or coins); and (iii) post-ICO support (monthly services) such as community development and management and general support.

The Client is to be born from combining two substantial, existing businesses, Ryde GmbH (“Ryde”) and The WENN Media Group Limited (“WENN Media”). To our knowledge, Ryde and WENN Media have deep big data, blockchain development, copyright legal experience, proven AI-enabled image recognition and a post-licensing platform. To our knowledge, the Client plans to build a sustainable community on the blockchain of the world’s photographers, offering them, among other things: (i) an efficient and cost-effective means to manage, protect and monetize their creative work; (ii) fast and free copyright protection registration; (iii) efficient and fully transparent accounting reporting; (iv) instant payments; and (v) innovative new revenue streams. The stockholders of Client currently include us, Blockchain Merchant Group, Inc., Business Instincts Group Inc., Ryde, and WENN Media and, upon the closing of its acquisitions of Ryde and WENN Media, are expected to include certain shareholders of those entities.

We do not intend to find or make referrals to, or otherwise solicit, or assist in any way in the solicitation of, investors for investment in the Client’s coin offerings, act as a placement agent for the sale of the Client’s coins, or otherwise engage in any activity that would require us to register under Section 15(b) of the Securities Exchange Act of 1934, or similar provisions under state law.

The total fees for the services provided in connection with the launch and completion of the ICO will be the lesser of (1) total amount raised on the ICO, or (2) $500,000 plus work fees which are calculated at 6% of the total amount raised on the ICO. This is payable on closing of the ICO and on receipt of the proceeds of the ICO by the Client. The fees for the monthly services of $35,000 per month (subject to renegotiation if we determine that the cost of the monthly services exceeds $35,000 per month) are due at the beginning of each month commencing on the date on which the ICO has closed. Immediately upon completion of the ICO, the Client agreed to issue us such number of coins or tokens, as applicable, as is equal to 20% of the aggregate number of coins or tokens raised in the ICO (which are deemed earned on the date of execution of the business services agreement). The Client also agreed to reimburse us for any out-of-pocket expenses incurred in connection with the agreement and carrying out the services.

The business services agreement will continue until completion of the ICO unless earlier terminated by us or the Client. With respect to the monthly services, we agreed to provide the monthly services for one year commencing on the date on which the ICO has closed, after which the agreement and the provision of the monthly services will automatically renew for one year periods and can be terminated by us or the Client on 30 days written notice.

Either we or the Client may terminate the business services agreement upon the provision of thirty days written notice to the other party. If the Client provides such notice, we may immediately terminate the business services agreement and will be entitled to no further compensation, except for the following lump sum payments: (i) any fees earned to the effective date of termination; (ii) out of pocket expenses incurred prior to the effective date of termination; (iii) a lump sum payment of $105,000 and 20% of the aggregate number of coins or tokens issued in any ICO.

Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of Business Instincts Group Inc. which owns 10% of the common stock of the Client and he is also a director, officer and indirect shareholder of Blockchain Merchant Group, Inc. which owns 2.5% of the common stock of the Client and we own 7.5% of the common stock of the Client.

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FORM 10 INFORMATION

BUSINESS

Corporate Overview

We were incorporated under the laws of the State of Nevada on July 20, 2010 under the name “Redstone Literary Agents, Inc.”. Following incorporation, we commenced the business of representing authors to publishers.

Upon the resignation of Mary Wolf as an officer on August 28, 2014, we ceased pursuing the business of representing authors to publishers and sought new business opportunities.

In July 2017, we decided to operate a new business of providing services for blockchain initial coin offerings and incorporated a Nevada subsidiary, AppCoin Innovations (USA) Inc. on August 1, 2017.

Effective August 17, 2017, we completed a merger with our wholly-owned subsidiary, AppCoin Innovations Inc., a Nevada corporation, which was incorporated solely to effect a change in our name. As a result, we have changed our name from “Redstone Literary Agents, Inc.” to “AppCoin Innovations Inc.”.

Our principal offices are located at 561 Indiana Court, Venice Beach, CA 90291. Our telephone number is (310) 658-4413.

Recent Developments

On October 18, 2017, we entered into a business services agreement with Business Instincts Group Inc. (“BIG”), whereby we retained the services of BIG to provide certain services, including creating, designing and project managing the launching of initial coin offerings for our clients, in consideration for a monthly fee of $35,000 and a signing bonus of $100,000 payable as follows: (i) $50,000 upon closing of up to $750,000 of equity financing and (ii) $50,000 payable on signing of the first client agreement. The agreement continues for a two year term which will automatically be renewed unless: (i) mutually agreed to by BIG and us, or (ii) written notice of non-renewal is provided by the non-renewing party to the other at least 90 days prior to the end of the term. The agreement may be terminated by either party, without cause, at any time upon the provision of 90 days written notice to the other party. Our chairman, Cameron Chell, is a director, officer and an indirect shareholder of BIG.

On November 20, 2017, we entered into a loan agreement with WENN Digital Inc. (“WENN”) whereby we provided to WENN a loan in the principal amount of $100,000, which was to be loaned to Ryde GmbH (“Ryde”) by WENN. The principal amount of the loan bears interest at an annual rate of 7% and matures on November 20, 2018. As partial consideration for us agreeing to provide the loan to WENN, WENN agreed to issue to us such number of shares such that we will own 7.5% of the issued and outstanding common stock of WENN after the issuance of WENN’s common stock to founding shareholders of WENN.

On December 29, 2017, we entered into a business services agreement with WENN Pursuant to the business services agreement, we agreed to provide WENN certain initial coin offering (“ICO”) services, including (i) pre-ICO consultancy services such as business modelling and scoping and development and advisory services surrounding token models and token incentivization and cryptoeconomics creating networks; (ii) ICO consultancy services such as public relations and marketing plans (not including the assistance regarding the offer or sale of any tokens or coins); and (iii) post-ICO support (monthly services) such as community development and management and general support.

WENN is to be born from combining two substantial, existing businesses, Ryde and The WENN Media Group Limited (“WENN Media”). To our knowledge, Ryde and WENN Media have deep big data, blockchain development, copyright legal experience, proven AI-enabled image recognition and a post-licensing platform. We understand that WENN plans to build a sustainable community on the blockchain of the world’s photographers, offering them, among other things: (i) an efficient and cost-effective means to manage, protect and monetize their creative work; (ii) fast copyright protection registration; (iii) efficient and fully transparent accounting reporting; (iv) instant payments; and (v) innovative new revenue streams. The stockholders of Client currently include us, Blockchain Merchant Group, Inc., Business Instincts Group Inc., Ryde, and WENN Media and, upon the closing of its acquisitions of Ryde and WENN Media, are expected to include certain shareholders of those entities.

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We do not intend to find or make referrals to, or otherwise solicit, or assist in any way in the solicitation of, investors for investment in WENN’s coin offerings, act as a placement agent for the sale of WENN’s coins, or otherwise engage in any activity that would require us to register under Section 15(b) of the Securities Exchange Act of 1934, or similar provisions under state law.

The total fees for the services provided in connection with the launch and completion of the ICO will be the lesser of (1) total amount raised on the ICO, or (2) $500,000 plus work fees which are calculated at 6% of the total amount raised on the ICO. This is payable on closing of the ICO and on receipt of the proceeds of the ICO by WENN. The fees for the monthly services of $35,000 per month (subject to renegotiation if we determine that the cost of the monthly services exceeds $35,000 per month) are due at the beginning of each month commencing on the date on which the ICO has closed. Immediately upon completion of the ICO, WENN agreed to issue us such number of coins or tokens, as applicable, as is equal to 20% of the aggregate number of coins or tokens raised in the ICO. The Client also agreed to reimburse us for any out-of-pocket expenses incurred in connection with the agreement and carrying out the services.

The business services agreement will continue until completion of the ICO unless earlier terminated by us or WENN. With respect to the monthly services, we agreed to provide the monthly services for one year commencing on the date on which the ICO has closed, after which the agreement and the provision of the monthly services will automatically renew for one year periods and can be terminated by us or WENN on 30 days written notice.

Either we or WENN may terminate the business services agreement upon the provision of thirty days written notice to the other party. If WENN provides such notice, we may immediately terminate the business services agreement and will be entitled to no further compensation, except for the following lump sum payments: (i) any fees earned to the effective date of termination; (ii) out of pocket expenses incurred prior to the effective date of termination; and (iii) a lump sum payment of $105,000.

Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of Business Instincts Group Inc. which owns 10% of the common stock of WENN and he is also a director, officer and indirect shareholder of Blockchain Merchant Group, Inc. which owns 2.5% of the common stock of WENN and we own 7.5% of the common stock of WENN.

Description of Business

Overview

We provide a turnkey set of services for companies to develop and integrate blockchain and cryptocurrency technologies. We intend to spend between $500,000 and $1,000,000 on various expenses to assist companies which use blockchain technology with conducting their initial coin offerings (not including the assistance regarding the offer or sale of any tokens or coins). These expenses that we incur are risk capital and can only be recovered by us if the applicable initial coin offering successfully closes. We anticipate that we will enable our customers to focus on their core competencies while providing the necessary resources and expertise to execute a strategy that will enable companies to integrate new blockchain and cryptocurrency technologies and execute initial coin offerings. Our plan is to be partially compensated by these companies by receiving tokens or coins in the initial coin offerings.

Our services include strategic planning, project planning, structure, development and administration, strategic business development partnerships, business plan modelling, technology development support, whitepaper preparation, due diligence reporting, governance planning and management.

Blockchain Technology

Blockchain is a continuously growing list of records called blocks, which are linked and secured using cryptography. Each block typically contains a hash pointer as a link to a previous block, a timestamp and transaction data. By design, blockchains are inherently resistant to modification of the data. Functionally, a blockchain can serve as an open, distributed ledger that can record transactions between two parties efficiently and in a verifiable and permanent manner. For use as a distributed ledger, a blockchain is typically managed by a peer-to-peer network collectively adhering to a protocol for validating new blocks. Once recorded, the data in any given block cannot be altered retroactively without the alteration of all subsequent blocks and a collusion of the network majority.

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Blockchains are secure by design, as they are distributed computing systems. In addition, decentralization can be achieved with a blockchain. This makes blockchains potentially suitable for the recording of events, medical records and other records management activities, such as identity management, documenting provenance, digital asset registration and transaction processing.

Initial Coin Offerings and Cryptocurrency

Initial coin offerings are an important new finance structure that enables companies to finance their business plans or projects without issuing equity (and diluting ownership) but rather by facilitating investment by a community of users or supporters that may actually be participating in the project and creating the value. The value of a cryptocurrency is a function of market forces, including supply and demand. We intend to provide strategies to drive sustainable economic models of supply and demand including well defined use cases for the tokens.

Cryptocurrency is a digital asset designed to work as a medium of exchange using cryptography to secure the transactions and to control the creation of additional units of the currency.

We may receive ICO fees from ICO proceeds, in a combination of cash and tokens or coins. We intend to hold cryptocurrencies on our balance sheet and to sell them from time to time via regulated trading exchanges. We are not involved in the issuance of cryptocurrencies or mining or other related technical cryptocurrency production. We are also not involved with the provision or delivery of the underlying blockchain technology platform.

Principal Services

We offer a turnkey set of services for companies to develop and integrate blockchain and cryptocurrency technologies with a view to conducting initial coin offerings. We anticipate that we will enable our customers to focus on their core competencies while providing the necessary resources and expertise to execute a strategy that will enable companies to integrate new blockchain and cryptocurrency technologies, execute initial coin offerings and develop strategic business partnerships. Our plan is to be partially compensated by these companies by receiving tokens or coins in the initial coin offerings.

We design industry specific and supported initial coin offerings. We intend to work with industry partners to develop ICO models that address a market need. We plan to generate revenue through the following services:

1.	Pre-Initial Coin Offering Services

●	Business modelling and scoping and development;

●	Advisory services surrounding token models, and token incentivization;

●	Advisory services surrounding cryptoeconomics creating networks, and utility of tokens;

●	Assistance & sourcing of technical guidance surrounding creation of working model from conceptual framework; and

●	Assistance & sourcing of guidance surrounding creation of company application for token usage, storage and transferring.

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2.	Initial Coin Offering Services

●	Public relations & marketing plans and strategies maximizing physical and digital outreach (not including the assistance regarding the offer or sale of any tokens or coins);

●	Initial community development & management strategy;

●	Establish digital/social media presence;

●	Whitepaper preparation and continued iterative reviews;

●	Due diligence report;

●	White labelled investor web wallet;

●	Website infographics and design and

●	Smart contract creation;

●	Sourcing, conceptualization and high level specifications;

●	Provide sourcing, guidance and assistance where required to engineering team surrounding the development of token wallet;

●	Specifications of token events, token events website, and database; and

●	Token exchange listing assistance.

3.	Post-Initial Coin Offering Services

●	Marketing & public relations to support (not related to offering or sale of any tokens or coins);

●	Community development and management; and

●	General support.

We do not intend to find or make referrals to, or otherwise solicit, or assist in any way in the solicitation of, investors for investment in our clients’ coin offerings, act as a placement agent for the sale of our clients’ coins, or otherwise engage in any activity that would require us to register under Section 15(b) of the Securities Exchange Act of 1934, or similar provisions under state law.

Sales and Marketing

We intend to implement our sales and marketing plan to attract new clients to our ICO consulting business as follows:

●	Maintain an online presence through our website and social media channels by utilizing video, written content and social implementations to create awareness;

●	Sponsorship of ICO related events;

●	Speaking engagements at industry conferences;

●	Direct sales channel management programs including both inbound and outbound programs and client referrals; and

●	Public relations campaigns.

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Dependence on Few Customers

As of January 2, 2018, we have one client which has engaged us to build out its initial coin offering. However, we have several potential customers in our sales pipeline.

Competition

We are in a novel business of providing services for companies to develop and integrate blockchain and cryptocurrency technologies with a view to conducting initial coin offerings. We compete with the following competitors:

●	The Argon Group

The Argon Group (“Argon”) is an investment bank with a focus on digital finance and cryptocurrency and token-based capital markets. Argon provides financial advisory, placement, and technology services to companies seeking to raise equity, debt, and non-dilutive capital. Argon develops technical placement solutions, including digital tokens powered by advanced smart contracts, which Argon operates through a digital asset placement platform called TokenHub.com.

●	CoinLaunch

CoinLaunch recently announced the first end-to-end initial coin offering platform that allows anyone to build, deploy and monetize compliant ICOs through a web-based service. The platform focuses on three groups of cryptocurrency users: ICO creators, funders and promoters. The company provides a Coin Creator that enables users to create their own Ethereum-based ICO. CoinLaunch’s integrated cryptocurrency funding system enables backers to fund various campaigns using a built-in crypto-payment gateway. It also includes an affiliate and referral system that tracks and manages all aspects of the promotion of ICO campaigns. The platform facilitates the payment of referrals using a CoinLaunch Token, which then can be used to purchase ICOs offered on the platform or redeemed for other cryptocurrencies. The platform includes an integrated compliance system that allows for any vetted ICOs to comply with various local regulations, including know-your-client and anti-money laundering regulations.

●	CoinList

CoinList uses screens and selects blockchain companies. In August 2017, CoinList facilitated the token sale for blockchain-based data storage network Filecoin. CoinList also offers as part of its service a white-labeled compliance infrastructure stack. Purpose-built for token sales, ComplyAPI provides companies with SEC Rule 506 investor accreditation and know-your-client and anti-money laundering compliance due diligence through a simple integration and API.

●	ConsenSys

ConsenSys is a venture production studio building decentralized applications and various developer and end-user tools for blockchain ecosystems, primarily focused on Ethereum. The ConsenSys “hub” coordinates, incubates, accelerates and spawns “spoke” ventures through development, resource sharing, acquisitions, investments and the formation of joint ventures. These spokes benefit from foundational components built by ConsenSys that enable new services and business models to be built on the blockchain. In addition to the development of internal projects and consulting work, ConsenSys is engaged in the identification, development and acquisition of talent and projects on an ongoing basis.

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●	SaftLaunch

SaftLaunch.com offers a service for companies seeking to issue an ICO or raise funds through a SAFT agreement, including a proprietary know-your-client and anti-money laundering compliance solution that positions it to co-invest into early stage projects in the pre-ICO phase.

●	Science

Science is launching a bitcoin-related incubation program and claims to be the first ICO incubator to enter the market.

●	Token Funder

Token Funder has created a “smart token asset management platform” or STAMP to facilitate blockchain based securities being crowdfunded. STAMP intends to, among other things, provide token and coin management and governance services for issuers and, subject to any regulatory approvals and/or exemptive relief required, provide for certain transferability of tokens and coins to ensure that a particular token or coin can achieve the access or use function for which it has been principally created.

●	TokenMarket

TokenMarket is a full service ICO provider. Its service offerings include:

○	ICO Launchpad, a service for organizing a “crowdsale” with a high quality blockchain industry network, expertise and tools with tradeable digital tokens;

○	A token and cryptocurrency database to aid investment decisions with extensive insight whereby its clients can follow ICO calendar and individual assets to be alerted about market opportunities ahead of time, and

○	Storage and management of a client’s digital assets in a TokenMarket wallet, which is secured with two-factor authentication.

Many of our current and potential competitors may have greater brand recognition, longer operating histories, larger customer bases and significantly greater financial, marketing and other resources than we do. Accordingly, these competitors may be able to spend greater amounts on product development, marketing and distribution. This advantage could enable our competitors to acquire larger market share and develop and offer more competitive products and services. Such competition could adversely impact our ability to attain the financing necessary for us to develop our business plan. In the face of competition, we may not be successful in sufficient market share to make our business profitable.

Intellectual Property and Technology

We do not own any intellectual property. We intend to aggressively assert our rights under trade secret, patents, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights may be protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. In addition, while we are not aware that our services or proprietary rights infringe the proprietary rights of third parties, we may receive notices from third parties asserting that we have infringed their patents, trademarks, copyrights or other intellectual property rights. Any such claims could be time-consuming, result in costly litigation, cause service stoppages or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims. An adverse outcome in litigation or similar proceedings could subject us to significant liabilities to third parties, require expenditure of significant resources to develop non-infringing technology, require disputed rights to be licensed from others, or require us to cease operating our business, any of which could have a material adverse effect on our business, operating results and financial condition.

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As we have just begun our new business, we have devoted no substantial efforts to research and development within the last two fiscal years.

Government Regulation

Current and future legislation and rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins or other cryptocurrency is viewed or treated for classification and clearing purposes. In particular, bitcoins and other cryptocurrency may not be excluded from the definition of “security” by regulatory rulemaking or interpretation requiring registration of all transactions, unless an exemption is available, including transacting in bitcoin or cryptocurrency amongst owners, and require registration of trading platforms as “exchanges” such as Coinsquare. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins and other cryptocurrencies under the law. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

We intend to comply with any applicable anti-money laundering or know your customer rules relating to tokens imposed by the United States Securities and Exchange Commission (the “SEC”) and Canadian securities regulators.

Employees

As at January 2, 2018, we have two executive officers, Bruce Elliott, who is our president, and Michael Blum, who is our chief financial officer, secretary, and treasurer, and no employees. Our management oversees all responsibilities in the areas of corporate administration, business development, and research. We also employ consultants on an as-needed-basis to provide specific expertise in areas of product design and development and other business functions including marketing and accounting. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus.

RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the following factors, which could materially affect our business, financial condition or results of operations in future periods. The risks described below are not the only risks facing us. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.

General Cryptocurrency Risks

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore may be subject to fraud and failures.

When cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, such events could result in a reduction in cryptocurrency prices or confidence and impact our success and have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects and operations.

Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, commodities or currencies. For example, during the past three years, a number of bitcoin exchanges have closed due to fraud, business failure or security breaches. In many of these instances, the customers of the closed exchanges were not compensated or made whole for partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that may provide larger exchanges with some stability, larger exchanges may be more likely to be appealing targets for hackers and “malware” (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action. We do not maintain any insurance to protect from such risks, and do not expect any insurance for customer accounts to be available (such as federal deposit insurance) at any time in the future, putting customer accounts at risk from such events. In the event we face fraud, security failures, operational issues or similar events such factors would have a material adverse effect on our ability of to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects and operations.

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Regulatory changes or actions may alter the nature of an investment in us or restrict the use of cryptocurrencies in a manner that adversely affects our business, prospects or operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies, with certain governments deeming them illegal while others have allowed their use and trade.

Governments may in the future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may also take regulatory action that may increase the cost and/or subject cryptocurrency companies to additional regulation.

On July 25, 2017 the SEC released an investigative report which states that the United States would, in some circumstances, consider the offer and sale of blockchain tokens pursuant to an ICO subject to federal securities laws. Thereafter, China released statements and took similar actions. Although we do not participate in ICOs, our clients and customers may participate in ICOs and these actions may be a prelude to further action which chills widespread acceptance of blockchain and cryptocurrency adoption and have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations.

Governments may in the future take regulatory actions that prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. Similar actions by governments or regulatory bodies could result in restriction of the acquisition, ownership, holding, selling, use or trading in our securities. Such a restriction could have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, raise new capital which would have a material adverse effect on our business, prospects or operations and harm investors in our securities.

On-going and future regulatory actions and regulatory change related to our business or cryptocurrencies, may impact our ability to continue to operate and such actions could affect our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur and is unpredictable. The factors include, but are not limited to:

●	Continued worldwide growth in the adoption and use of cryptocurrencies;

●	Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

●	Changes in consumer demographics and public tastes and preferences;

●	The maintenance and development of the open-source software protocol of the network;

●	The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	General economic conditions and the regulatory environment relating to digital assets; and

●	Negative consumer sentiment and perception of bitcoin specifically and cryptocurrencies generally.

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Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies and could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses providing bitcoin and/or other cryptocurrency-related services. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and commodities exchanges, the over the counter market and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could result in the inability of our investors to open or maintain stock or commodities accounts, including the ability to deposit, maintain or trade our securities. Such factors would have a material adverse effect our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and harm investors.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of our inventory. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold.

As an alternative to gold or fiat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is uncertain but could be harmful to us and investors in our securities. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Acceptance and/or widespread use of cryptocurrency is uncertain.

Currently, there is a relatively small use of bitcoins and/or other cryptocurrencies in the retail and commercial marketplace for goods or services. In comparison there is relatively large use by speculators contributing to price volatility.

The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. Such lack of acceptance or decline in acceptances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

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Political or economic crises may motivate large-scale sales of Bitcoins and Ethereum, or other cryptocurrencies, which could result in a reduction in value and adversely affect us.

As an alternative to fiat currencies that are backed by central governments, digital assets such as bitcoins and Ethereum, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins and Ethereum and other cryptocurrencies either globally or locally. Large-scale sales of bitcoins and Ethereum or other cryptocurrencies would result in a reduction in their value and could adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

It may be illegal now, or in the future, to acquire, own, hold, sell or use bitcoins, Ethereum, or other cryptocurrencies, participate in the blockchain or utilize similar digital assets in one or more countries, the ruling of which would adversely affect us.

Although currently bitcoins, Ethereum, and other cryptocurrencies, the blockchain and digital assets generally are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use these digital assets or to exchange for fiat currency. Such restrictions may adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

If regulatory changes or interpretations require the regulation of bitcoins or other digital assets under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 or similar laws of other jurisdictions and interpretations by the SEC, CFTC, IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. We may also decide to cease certain operations. Any disruption of our operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to us.

Current and future legislation and SEC rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which bitcoins or other cryptocurrency is viewed or treated for classification and clearing purposes. In particular, bitcoins and other cryptocurrency may not be excluded from the definition of “security” by SEC rulemaking or interpretation requiring registration of all transactions, unless another exemption is available, including transacting in bitcoin or cryptocurrency amongst owners and require registration of trading platforms as “exchanges” such as Coinsquare. We cannot be certain as to how future regulatory developments will impact the treatment of bitcoins and other cryptocurrencies under the law. If we determine not to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Any such action may adversely affect an investment in us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

Lack of liquid markets, and possible manipulation of blockchain/cryptocurrency based assets.

Digital assets that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules and monitoring investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The more lax a distributed ledger platform is about vetting issuers of digital assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of digital assets. These factors may decrease liquidity or volume, or increase volatility of digital securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

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Risks Related to Our Business

We have an evolving business model.

As digital assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. As a result to stay current with the industry, our business model may need to evolve as well. From time to time, we may modify aspects of our business model relating to our product mix and service offerings. We cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and negatively affect our operating results. In addition, we intend to spend between $500,000 and $1,000,000 on various expenses to assist companies which use blockchain technology with conducting their initial coin offerings (not including the assistance regarding the offer or sale of any tokens or coins). These expenses that we incur are risk capital and can only be recovered by us if the applicable initial coin offering successfully closes. Therefore, we risk losing substantial amounts of capital in the event any of our clients do not successfully close a proposed ICO. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

The loss or potential loss of our exclusion from regulation pursuant to the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940 or any related state exemptions, could require us to restructure our operations.

The SEC heavily regulates the manner in which “investment companies,” “investment advisors,” and “broker-dealers” are permitted to conduct their business activities. We believe we will conduct our business in a manner that does not result in us being characterized as an investment company, an investment advisor or a broker-dealer, as we do not believe that we will engage in any of the activities that require registration under the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940 or any similar provisions under state law. We intend to continue to conduct our business in such manner. If, however, we are deemed to be an investment company, an investment advisor, or a broker-dealer, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would affect our business to a material degree. The loss or potential loss of our exclusion from regulation pursuant to the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisors Act of 1940 or any related state exemptions, could require us to restructure our operations, which could have an adverse effect on our financial condition and results of operations. In addition, we are determined to have engaged in activities that require any such registration, without obtaining such registration, we could be subject to civil and/or criminal liability, which could have an adverse effect on our financial condition and results of operations.

Cryptocurrency inventory, including that maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users’ information. Flaws in and exploitations of the source code allow malicious actors to take or create money have previously occurred. A hacking occurred in July 2017 and a hacker exploited a critical flaw to drain three large wallets that had a combined total of over $31 million worth of Ethereum. If left undetected, the hacker could have been able to steal an additional $150 million. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

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Competing blockchain platforms and technologies.

The development and acceptance of competing blockchain platforms or technologies may cause consumers to use alternative distributed ledgers or an alternative to distributed ledgers altogether. This may adversely affect us and our exposure to various blockchain technologies. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

The cryptocurrency assets we hold may be subject to loss, theft or restriction on access.

There is a risk that some or all of the cryptocurrency assets we hold from time to time could be lost or stolen. Access to the cryptocurrency assets we hold from time to time could also be restricted by cybercrime (such as a denial of service attack) against a service at which we maintain a hosted online wallet. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our cryptocurrency holdings. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access the cryptocurrency assets we hold from time to time and such private keys will not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store the cryptocurrency assets we hold from time to time would have a material adverse effect our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Incorrect or fraudulent coin transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred coins may be irretrievable. As a result, any incorrectly executed or fraudulent coin transactions could adversely affect our investments and assets.

Coin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and we may not be capable of seeking compensation for any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Such events would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account.

Since there has been limited precedence set for financial accounting of bitcoin, Ethereum, and other digital assets, it is unclear how we will be required to account for digital assets transactions in the future.

Since there has been limited precedence set for the financial accounting of digital assets, it is unclear how we will be required to account for digital asset transactions or assets. Furthermore, a change in regulatory or financial accounting standards could result in the necessity to restate our financial statements. Such a restatement could negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.

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The current state of capital markets, particularly for small companies, is expected to reduce our ability to obtain the financing necessary to continue our business. If we cannot raise the funds that we need to operate and expand our new business, we will go out of business and investors will lose their entire investment in us.

Like other smaller companies, we face difficulties in raising capital for our continued operations and to operate and expand our new business. We may not be able to raise money through the sale of our equity securities or through borrowing funds on terms we find acceptable.

We have had negative cash flows from operations and if we are not able to obtain further financing, our business operations may fail.

We had cash and cash equivalents in the amount of $195,010 and a working capital deficit of $65,129 as of September 30, 2017. We anticipate that we will require additional financing while we operate and expand our new business. Further, we anticipate that we will not have sufficient capital to fund our ongoing operations for the next twelve months. We would likely secure any additional financing necessary through a private placement of our common stock through a debt financing. There can be no assurance that any financing will be available to us, or, even if it is, if it will be offered on terms and conditions acceptable to us. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us, could have a material adverse effect upon us. If additional funds are raised by issuing equity securities, dilution to existing or future stockholders will result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the expansion of our new business.

Risks Associated with our Common Stock

Because our directors and officers control a large percentage of our voting stock, they have the ability to influence matters affecting our stockholders.

Our directors and officers control approximately 30.8% of our voting stock. As a result, they have the ability to influence matters affecting our stockholders, including the election of our directors, the acquisition of assets, and the issuance of securities. Because they control a significant portion of votes, it would be very difficult for investors to replace our management if the investors disagree with the way our business is being operated. Because the influence by our directors and officers could result in management making decisions that are in their best interest and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional shares of common stock, our stockholders may experience dilution in the future.

We are authorized to issue up to 75,000,000 shares of common stock, of which 11,600,000 shares of common stock were issued and outstanding as of January 2, 2018. Our board of directors has the authority to cause us to issue additional shares of common stock without consent of our stockholders. Consequently, stockholders may experience dilution in their ownership of our stock in the future.

There is currently no established public trading market for our common stock, which makes it difficult for our stockholders to resell their shares.

There is currently no established public trading market for our common stock. There is a limited public market for our common stock through our quotation on the OTCQB operated by the OTC Markets Group. Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects. Moreover, the OTCQB is not a stock exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a national securities exchange like the NASDAQ or the NYSE. Accordingly, stockholders may have difficulty reselling any of our shares. We cannot assure you that there will be a market for our common stock in the future.

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Because we do not intend to pay any cash dividends on our common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, our results of operations, cash flows and financial condition, operating and capital requirements, and other factors the board considers relevant. We may never pay any dividends. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Our stock is a penny stock. Trading of our stock is restricted by the SEC’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined in Rule 15g-9) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Results of Operations

Revenue

We had no revenue for the nine months ended September 30, 2017 and 2016 and the years ended December 31, 2016 and 2015.

Operating Expenses

We incurred general and administrative expenses of $73,112 and $12,376 for the three months ended September 30, 2017 and 2016, respectively, representing an increase of $60,736 between the two periods. These expenses consisted primarily of consulting fees, professional fees, note interest and bank charges, filing and transfer fees. The increase in consulting fees between the two periods from $2,750 in 2016 to $56,500 in 2017 was due to the entering into of a consulting agreement with Business Instincts Group to provide strategic and project management services. Business Instincts Group is a related party as Cameron Chell is a common director of the companies. Professional fees increased from $5,409 in 2016 to $8,450 in 2017 and the increase was primarily due to an increase in legal services related to the evaluation of potential business opportunities in 2017. The increase in note interest and bank charges from $3,447 in 2016 to $6,100 in 2017 was due to the increase in notes payable in 2017 partially offset by a correction in the historical calculation. The increase in filing and transfer fees from $770 in 2016 to $2,062 in 2017 was due to the increase in the amount of transactions with the transfer agent.

We incurred general and administrative expenses of $123,695 and $33,756 for the nine months ended September 30, 2017 and 2016, respectively, representing an increase of $89,939 between the two periods. These expenses consisted primarily of consulting fees, professional fees, note interest and bank charges, filing and transfer fees. The increase in operating expenses between the two periods related to an increase in consulting fees from $8,200 in 2016 to $77,900 in 2017 due to the entering into of a consulting agreement with Business Instincts Group to provide strategic and project management services, an increase in note interest and bank charges from $10,036 in 2016 to $21,539 in 2017 due to the increase in loans payable that bear interest of 18% per annum partially offset by a correction in the historical calculation, and an increase in professional fees from $11,282 in 2016 to $20,234 in 2017 due to the evaluation of potential business opportunities in 2017. These increases were partially offset by a decrease in filing and transfer fees between the two periods from $4,238 in 2016 to $4,022 in 2017 primarily due to decreases in the amount of transactions with the transfer agent.

We incurred operating expenses of $88,196 and $55,488 for the years ended December 31, 2016 and 2015, respectively, an increase of $32,708. These expenses consisted primarily of professional fees, interest, consulting fees and filing fees. The increase in operating expenses between the two periods related primarily to the increase in professional fees from $33,696 in 2015 to $58,626 in 2016, an increase in note interest and bank charges from $7,143 in 2015 to $15,513 in 2016 and an increase in consulting fees from $5,903 in 2015 to $9,000 in 2016, offset by a decrease in filing and transfer fees from $8,746 in 2015 to $5,058 in 2016. The increase in professional fees from $33,696 in 2015 to $58,625 in 2016 was primarily due to the fact that we were evaluating new business opportunities. The decrease in filing and transfer agent fees from $8,746 in 2015 to $5,058 in 2016 was due to a one time set up charge from the transfer agent in August 2015. The increase in note interest and bank charges from $7,143 in 2015 to $15,513 in 2016 was due to note interest fees accrued on the additional outstanding advance in August, 2015 for the full year in 2016, plus a $1,500 one-time note restructuring fee. The increase in consulting fees from $5,903 in 2015 to $9,000 in 2016 was due to the hiring of a new consultant.

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Net Loss

We incurred net losses of $73,112 and $12,376 for the three months ended September 30, 2017 and 2016, respectively, representing an increase of $60,736, primarily attributable to the factors discussed above under the heading “Operating Expenses”.

We incurred net losses of $123,695 and $33,756 for the nine months ended September 30, 2017 and 2016, respectively, representing an increase of $89,939, primarily attributable to the factors discussed above under the heading “Operating Expenses”.

We incurred net losses of $88,196 and $55,488 for the years ended December 31, 2016 and 2015, respectively, representing an increase of $32,708, primarily attributable to the factors discussed above under the heading “Operating Expenses”.

Liquidity and Capital Resources

Working Capital

	As at September 30, 2017	As at December 31, 2016	As at December 31, 2015
Current Assets	$195,011	$56,050	13,870
Current Liabilities	$260,140	$49,013	4,150
Working capital (deficit)	$(65,129)	$7,037	9,720

Current Assets

Current assets of $195,011 as at September 30, 2017 and $56,050 as at December 31, 2016 were comprised only of cash and cash equivalents. The increase in current assets as at September 30, 2017 was due to us receiving $250,000 in connection with the purchase of a convertible note. Even though the purchase of the note had not yet completed, the investor permitted the purchase proceeds to be released to us on an interest free basis until closing of the purchase. The loan was unsecure, repayable on demand and is non-interest bearing.

Current assets of $56,050 as at December 31, 2016 and $13,870 as at December 31, 2015 were comprised only of cash and cash equivalents.

Current Liabilities

Current liabilities as at September 30, 2017 were attributable to $10,140 in accounts payable and accrued expenses compared to $49,013 in accounts payable and accrued expenses as at December 31, 2016.

Current liabilities as at December 31, 2016 were attributable to $49,013 in accounts payable and accrued liabilities (2015: $4,150).

Cash Flow

Our cash flows for the nine months ended September 30, 2017 and September 30, 2016 are as follows:

	Nine Months ended September 30, 2017	Nine Months ended September 30, 2016
Net cash (used in) operating activities	$(141,039)	$(25,100)
Net cash provided by financing activities	280,000	20,000
Net changes in cash and cash equivalents	$138,961	$(5,100)

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Our cash flows for the year ended December 31, 2016 and December 31, 2015 are as follows:

	Year ended December 31, 2016	Year ended December 31, 2015
Net cash (used in) operating activities	$27,820	$50,793
Net cash provided by financing activities	70,000	60,000
Net changes in cash and cash equivalents	$42,180	$9,207

Operating Activities

Net cash used in operating activities was $141,039 for the nine-month period ended September 30, 2017, as compared to $25,100 for the nine-month period ended September 30, 2016, an increase of $115,939. The increase in net cash used in operating activities was primarily due to the payment of accounts payable and an increase in operating expenses including an increase in the evaluation of potential business opportunities.

Net cash used in operating activities was $27,820 for the year ended December 31, 2016, as compared to $50,793 used in operating activities for the year ended December 31, 2015, a decrease of $22,973. The decrease in net cash used in operating activities was primarily due to a $32,708 increase in operating expenses, partially offset for cash flow purposes by a decrease in accounts payable and accrued expenses.

Investing Activities

Investing activities used cash was $nil for the nine-month periods ended September 30, 2017 and September 30, 2016.

Investing activities used cash of $nil for the years ended December 31, 2016 and December 31, 2015.

Financing Activities

Financing activities provided cash of $280,000 for the nine months ended September 30, 2017 and $20,000 for the nine months ended September 30, 2016. On March 2, 2017, we issued an unsecured convertible note in the principal amount of $20,000. The principal amount of the note, and accrued interest, will mature five years from the date of issuance and will bear interest at the rate of 18% interest per annum, compounded annually. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. On June 8, 2017, we issued an unsecured convertible note in the principal amount of $10,000. The principal amount of the note, and accrued interest, will mature five years from the date of issuance and will bear interest at the rate of 18% interest per annum, compounded annually. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. On September 7, 2017, we received $250,000 in connection with the purchase of a convertible note. Even though the purchase of the note had not yet completed, the investor permitted the purchase proceeds to be released to us as on an interest free basis until closing.

Financing activities provided cash of $70,000 for the year ended December 31, 2016 and $60,000 for the year ended December 31, 2015. The cash from financing activities for 2016 was derived from proceeds of two convertible note in the principal amount of $50,000 and $21,500. The $21,500 note included a $1,500 refinancing fee. These convertible notes each bear interest at the rate of 18% per annum. We had accrued interest of $15,513 on the 2015 and 2016 loans as of December 31, 2016. The principal amount of the 2015 loan, together with the interest, is payable in full on September 14, 2020. The principal amount of the 2016 loans, together with the interest, is payable in full on December 30, 2021. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. In addition, we issued an unsecured interest free demand note during the year. This note was repaid in full during the year.

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Recent Financing Activities

On October 30, 2017, we entered into private placement subscription agreements, whereby we issued unsecured convertible notes to two subscribers in the aggregate principal amount of $325,000 and agreed to pay interest on the balance of the principal amount at the rate of 10.0% per annum. The principal amount of the convertible notes and the interest is payable in full on October 30, 2020. The principal amount, plus any interest accrued thereon, may be converted into shares of common stock of our company at a conversion price of $0.10 per share.

On October 30, 2017, we issued an aggregate of 5,600,000 shares of common stock to 35 subscribers for total consideration of $560,000.

Plan of Operations

We expect that we will require $1.5 million to $2.0 million, in addition to our current cash, to fund our operating expenditures for the next twelve months. Projected working capital requirements for the next twelve months are as follows:

Estimated Working Capital Expenditures During the Next Twelve Months

Operating expenditures
Operating expenses	$1,000,000
General and administrative (including professional fees)	$500,000
Total	$1,500,000

Professional fees are expected to include fees related to complying with public reporting requirements, maintaining our quotation on the OTCQB, conducting capital raises and expenses in connection with our new business.

Cash Requirements

As we have no cash flow from operations, we will require additional cash resources, including from the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We estimate that our capital needs over the next 12 months will be $1.5 million to $2.0 million. We expect to require additional cash for general and administrative expenses and to evaluate new business opportunities. We expect to derive such cash through the sale of additional equity or debt securities or by obtaining a credit facility. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in debt service obligations, could cause additional dilution to our stockholders, and could require us to agree to financial covenants that could restrict our operations or modify our plans to source a new business opportunity. Financing may not be available in amounts or on terms acceptable to us, if at all. Failure to raise additional funds could cause us to fail.

Going Concern

Our consolidated financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. We have not yet established a source of revenues sufficient to cover our operating costs and to allow us to continue as a going concern. We have incurred losses since inception resulting in an accumulated deficit of $348,973 as at September 30, 2017 (December 31, 2016: $225,950). Our ability to operate as a going concern is dependent on obtaining adequate capital to fund operating losses until we become profitable.

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In its report on our financial statements for the year ended December 31, 2016, our independent registered public accounting firm included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

PROPERTIES

We do not own any property. We have a virtual office and are currently using 561 Indiana Court, Venice Beach, CA 90291 as a business address. We believe that our facilities are suitable and adequate for our present needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 2, 2018, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of any class of our voting securities and by each of our current directors, our named executive officers and by our current executive officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(1)(2)
Bruce Elliott 6 Kermode Road, Crosby, Isle of Man 1M4 4BZ	Common Stock	66,666	(3)	0.57%
Michael Blum 2212 Glenbrook Way, Las Vegas, NV 89117	Common Stock	383,333	(4)	3.27%
Cameron Chell 561 Indiana Court, Venice Beach, CA 90291	Common Stock	2,133,333	(5)	18.18%
James P. Geiskopf 3250 Oakland Hills Court, Fairfield, CA 94534	Common Stock	1,133,333	(6)	9.66%
All executive officers and directors as a group (4 persons)	Common Stock	3,716,665		30.80%

Notes

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Percentage of ownership is based on 11,600,000 shares of our common stock issued and outstanding as of January 2, 2018.

(3) Comprised of 66,666 options to purchase shares of our common stock exercisable within 60 days.

(4) Includes 133,333 options to purchase shares of our common stock exercisable within 60 days.

(5) Comprised of 2,000,000 shares of our common stock held indirectly through Blockchain Fund GP Inc. and 133,333 options to purchase shares of our common stock exercisable within 60 days. Mr. Chell is the president, corporate secretary and director of Blockchain Fund GP Inc. and has the sole power to vote or direct the vote, and to dispose or direct the disposition of the shares of our common stock held by Blockchain Fund GP Inc.

(6) Includes 133,333 options to purchase shares of our common stock exercisable within 60 days.

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Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as our directors and executive officers. All of our directors hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. Our executive officers are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Bruce Elliott	President	54	October 9, 2017
Michael Blum	Chief Financial Officer, Secretary, Treasurer and Director	41	October 9, 2017
Cameron Chell	Chairman and Director	49	August 21, 2017
James P. Geiskopf	Director	58	August 28, 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Bruce Elliott

On October 15, 2017, Bruce Elliott was appointed as the president of our company. From 2012 to 2017, Mr. Elliott served as director of Boston Limited Isle of Man, a regulated fiduciary and corporate service provider. From 2013 to 2017, Mr. Elliott served as director of Boston Ventures Limited, Isle of Man.

Mr. Elliott is a 25 year eCommerce veteran having held senior leadership roles in privately held and listed companies in online payments, gaming, venture capital and trust and corporate service sectors in North America and Europe. Mr. Elliott is a recognized international conference speaker on entrepreneurship, venture capital and emerging technology trends and has also led venture capital investments into clean tech, gaming, blockchain and fintech companies. Career highlights include Executive Vice President Marketing and Sales of AIM listed Neteller plc, Director of Boston Group Limited and Managing Director of Boston Ventures Limited.

Michael Blum

On October 9, 2017, Michael Blum was appointed as the chief financial officer, secretary, treasurer and a director of our company.

Mr. Blum started his career in Silicon Valley where he eventually joined PayPal as country manager, Germany and later ran the payments business for eBay in South East Asia and the Pacific. In 2005, he moved into the world of finance, co-founding a hedge fund, Falconhenge Partners which then became part of Magnetar Capital. Since February 2008, Mr. Blum has been a co-founder and the President at Hedgeye Risk Management, a leading online financial media company and he is a director at Hedgeye Cares, the company’s employee driven charity. Since September 2016, he has also served as president of Seven7, LLC, a sports and entertainment focused venture fund. Since July 2013, he has served as managing director at Asia Leisure Capital SA, a hotel and casino management and investment firm. He was previously co-founder and chief financial officer of Firefly Systems Inc. Mr. Blum graduated from Yale University with a Bachelor of Arts in Economics and International studies.

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We believe that Mr. Blum is qualified to serve on our board of directors because of his extensive business management and financial expertise derived from his past occupation.

Cameron Chell

On August 21, 2017, Cameron Chell was appointed as the president and chief executive officer and a director of our company. On October 15, 2017, Mr. Chell resigned as our president in order to accommodate the appointment of Bruce Elliott as our president. On the same day, Mr. Chell was appointed as the non-executive chairman.

Mr. Chell has been the CEO of Business Instincts Group since 2009. Business Instincts Group is a venture creation accelerator and services firm whose focus is building high-tech startups. The companies that Business Instincts Group has helped build include Draganfly, RaptorRig, ColdBore, UrtheCast, the first commercial video platform on the International Space Station and Slyce, the visual purchasing engine. As well, Mr. Chell has founded several startups including Futurelink, the original cloud computing company. Mr. Chell is currently involved with creating and sourcing new projects, and overseeing corporate development for Business Instincts Group. Business Instincts Group’s venture creation process involves management services that integrate a proprietary strategic planning process (The RIPKIT) into organizations fostering strategic growth, valuation appreciation, liquidity, and management accountability. In this regard Mr Chell’s primary responsibility is to provide project and strategic management facilitation while working with his co-founders, executives, and investors to determine what is most important and specifically how to get it done.

We believe that Mr. Chell is qualified to serve on our board of directors because of his extensive business experience derived from his current and past occupation.

James P. Geiskopf

Effective August 28, 2014, Mr. Geiskopf was appointed as president, secretary, treasury and director of our company. On August 21, 2017, Mr. Geiskopf resigned as our president. On October 9, 2017, Mr. Geiskopf resigned as our secretary and treasurer.

Mr. Geiskopf currently serves on the board of directors of nFusz, Inc., formerly bBooth, Inc. (since May 7, 2014), a company having shares of common stock registered under the Securities Exchange Act of 1934. He served as a director of Electronic Cigarettes International Group from June 2013 to March 2017. He was the president, secretary, treasurer and a director of Searchbyheadlines.com (now Naked Brand Group Inc.) from December 22, 2011 to July 30, 2012, and the president and director of The Resource Group from 2007 to 2009. From 1986 to 2007, he served as the president and chief executive officer of Budget Rent-a-Car of Fairfield, California. Mr. Geiskopf also served on the board of directors of Suisun Valley Bank from 1986 to 1993 and on the board of directors of Napa Valley Bancorp. from 1991 to 1993.

We believe that Mr. Geiskopf is qualified to serve on our board of directors because of his extensive business management and financial expertise derived from his past occupation and his past and current board participation.

Family Relationships

There are no family relationships among our directors or officers.

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Involvement in Certain Legal Proceedings

Except as disclosed below, none of our directors or executive officers have been involved in any of the following events during the past ten years:

(a)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)	being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Michael Blum was a co-founder of Firefly Systems Inc. (“Firefly”) and acted as the chief financial officer of Firefly from January 2014 to February 2017. Firefly was a start-up in the space launch industry. Firefly grew from nothing in January 2014 to a company with 185 employees in the summer of 2016 with NASA as its flagship customer. When a major European investor backed out of a $32 million funding commitment at the last minute due to the Brexit vote, Firefly’s major stockholder was unwilling to pick-up the pieces and Firefly failed to close its last round of funding by early 2017. As a result, on April 3, 2017, Firefly filed a bankruptcy petition under Chapter 7 in the United States Bankruptcy Court for the Western District of Texas.

Michael Blum was elected to the board of directors of XCOR Aerospace, Inc. (“XCOR”) in late April 2017. XCOR lost its only customer one or two weeks after his election and the board of directors of XCOR asked Mr. Blum to fill the role of acting chief executive officer and Mr. Blum took over as acting chief executive officer on June 27, 2017. Mr. Blum was unable to save XCOR and, on November 8, 2017, XCOR filed a bankruptcy petition under Chapter 7 in the United States Bankruptcy Court for the Eastern District of California.

EXECUTIVE COMPENSATION

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2016;

(b)	each of two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2016; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2016,

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who we will collectively refer to as the named executive officers, for all services rendered in all capacities to our company for the years ended December 31, 2016 and 2015 are set out in the following summary compensation table:

Summary Compensation Table – Years Ended December 31, 2016 and 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James P.	2016	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Geiskopf	2015	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Director and Former President, Secretary and Treasurer

Employment or Consulting Agreements

We have not entered into any written employment agreement or consulting agreement with James P. Geiskopf.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of its directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Outstanding Equity Awards at Fiscal Year-End

As at December 31, 2016, we had not adopted any equity compensation plan and no stock, options or other equity securities were awarded to our executive officers during the year ended December 31, 2016.

Compensation of Directors

During the year ended December 31, 2016, we had no directors who were not the named executive officers.

We have no formal plan for compensating our directors for their services as directors. Our directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Other than as disclosed below, there has been no transaction, since January 1, 2014, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $349.60, being the lesser of $120,000 or one percent of its total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of any class of our voting securities;

(iii)	Any promoter of our company;

(iv)	Any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(v)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

Mary Wolf, who served as our chief executive officer, president, secretary, chief financial officer, treasurer and a director of our company from our inception to August 28, 2014 and a former stockholder who owned 50% of our outstanding shares of common stock, was the promoter of our company. On July 20, 2010, we issued a total of 3,000,000 shares of our common stock to Ms. Wolf for cash at $0.005 per share for a total of $15,000. As of December 31, 2013, we had a loan outstanding with Ms. Wolf in the amount of $9,527, bearing interest at the rate of 4% per annum. Ms. Wolf advanced us a further $190 during the year ended December 31, 2014, increasing the balance due and payable to her to $9,717. Effective August 28, 2014, Ms. Wolf forgave the balance of $9,717 due and payable to her by us.

In connection with the appointment of Bruce Elliott as president, we have entered into an independent consultant agreement dated October 15, 2017 with Bruce Elliott whereby we agreed to pay Mr. Elliott a signing bonus of $7,500, payable within 30 days, and a consulting fee in the amount of $10,000 per month to be reviewed by the board of directors on or before January 2018 to approve a compensation change to $12,000 per month. Subject to compliance with all applicable securities laws, we also agreed to grant to Mr. Elliott 200,000 stock options within 60 days at a price of $0.10 per share, which stock options will vest as follows: (i) 1/3 share vest immediately, (ii) 1/3 shall vest on the 12 month anniversary of the grant date and (iii) 1/3 shall vest on the 24 month anniversary of the grant date. The agreement continues for twelve months terms which will automatically be renewed unless we provide 90 days prior written notice of its intention to not renew the agreement. The agreement may be terminated by (i) Mr. Elliott by providing at least 90 days advance notice in writing, (ii) us by giving at least 90 days advance notice in writing, or (iii) us without notice in the event that Mr. Elliott: (a) breaches any term of the agreement, (b) neglects the services or any other duty to be performed under the agreement, (c) engages in any conduct which is dishonest, or damages our reputation or standing, (d) is convicted of any criminal act, (e) engages in any act of moral turpitude, (f) files a voluntary petition in bankruptcy, or (g) is adjudicated as bankrupt or insolvent. Mr. Elliott has also agreed for the term of the agreement not to compete with us in the business of providing services for blockchain initial coin offerings. During the term of the agreement and for a period of one year immediately following the termination or expiration of the agreement, Mr. Elliott has agreed not to solicit or induce any customer, prospective customer, supplier, sales personnel, employee or independent contractor involved with us to terminate or breach any employment, contractual or other relationship with us, or to otherwise discontinue or alter such third party’s relationship with us.

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In connection with the appointment of Michael Blum as chief financial officer, we have entered into an independent consultant agreement dated October 9, 2017 with Michael Blum whereby we agreed to pay Mr. Blum a signing bonus of $25,000, payable within 30 days, and a consulting fee in the amount of $10,000 per month. Subject to compliance with all applicable securities laws, we also agreed to grant to Mr. Blum stock options in an amount to be determined by our board of directors. The agreement continues for twelve months terms which will automatically be renewed unless we provide 30 days prior written notice of its intention to not renew the agreement. The agreement may be terminated by (i) Mr. Blum by providing at least 30 days advance notice in writing, (ii) us by giving at least 30 days advance notice in writing, or (iii) us without notice in the event that Mr. Blum: (a) breaches any term of the agreement, (b) neglects the services or any other duty to be performed under the agreement, (c) engages in any conduct which is dishonest, or damages our reputation or standing, (d) is convicted of any criminal act, (e) engages in any act of moral turpitude, (f) files a voluntary petition in bankruptcy, or (g) is adjudicated as bankrupt or insolvent. Mr. Blum has also agreed for the term of the agreement not to compete with us in the business of providing services for blockchain initial coin offerings. During the term of the agreement and for a period of one year immediately following the termination or expiration of the agreement, Mr. Blum has agreed not to solicit or induce any customer, prospective customer, supplier, sales personnel, employee or independent contractor involved with us to terminate or breach any employment, contractual or other relationship with us, or to otherwise discontinue or alter such third party’s relationship with us.

On October 30, 2017, we issued 250,000 shares of our common stock to Michael Blum at a price of $0.10 per share for gross proceeds of $25,000.

Effective October 15, 2017, we granted a total of 1,400,000 stock options to our directors and officers (200,000 stock options to Bruce Elliott, 400,000 stock options to Michael Blum, 400,000 stock options to Cameron Chell and 400,000 stock options to James P. Geiskopf). The stock options are exercisable at the exercise price of $0.10 per share for a period of ten years from the date of grant. The stock options vest as follows: (i) 1/3 upon the date of grant; (ii) 1/3 on the first anniversary date and (iii) 1/3 on the second anniversary date.

On October 18, 2017, we entered into a business services agreement with Business Instincts Group Inc., on November 20, 2017, we entered into a loan agreement with WENN Digital Inc. and, on December 29, 2017, we entered into a business services agreement with WENN Digital Inc. Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of Business Instincts Group Inc. which owns 10% of the common stock of WENN Digital Inc. and he is also a director, officer and indirect shareholder of Blockchain Merchant Group, Inc. which owns 2.5% of the common stock of WENN Digital Inc. See Business – Recent Developments for additional information.

Director Independence

We currently act with three directors consisting of Michael Blum, Cameron Chell and James P. Geiskopf. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation or was, at any time during the past three years, employed by the corporation. Using this definition of independent director, we do not have any independent directors.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no established public trading market for our common stock. There is a limited public market for our common stock. Our common stock is not traded on any exchange. Our common stock has been quoted on the OTCQB operated by the OTC Markets Group under the trading symbol “ICOX” since November 28, 2017. From August 17, 2017 to November 27, 2017, our common stock was quoted on the OTCQB under the trading symbol “APCN”. Prior to that, our common stock was quoted on the OTCQB under the trading symbol “RDLA”.

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated or have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

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Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTCQB. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
September 30, 2017	$1.25	$0.05
June 30, 2017	Nil	Nil
March 31, 2017	Nil	Nil
December 31, 2016	Nil	Nil
September 30, 2016	Nil	Nil
June 30, 2016	Nil	Nil
March 31, 2016	Nil	Nil
December 31, 2015	$5.00	$5.00
September 30, 2015	$5.00	$5.00
June 30, 2015	$5.00	$5.00
March 31, 2015	$5.00	$5.00

Outstanding Options, Warrants or Convertible Securities

As of January 2, 2018, we had 2,900,000 stock options and no warrants outstanding. As of January 2, 2018, we had (i) convertible notes in the aggregate principal amount of $175,325 outstanding, which bear interest at the rate of 18% per annum and are convertible into shares of our common stock at a conversion price of $0.03 per share, and (ii) convertible notes in the aggregate principal amount of $325,000 outstanding, which bear interest at the rate of 10% per annum and are convertible into shares of our common stock at a conversion price of $0.10 per share.

Rule 144

None of our issued and outstanding common stock is eligible for sale pursuant to Rule 144 under the Securities Act of 1933, as amended.

Public Offering

There are no shares of common stock or other securities of our company that are being, or have been publicly proposed to be, publicly offered by us, the offering of which could have a material effect on the market price of our common stock or other securities.

Number of Holders

As of January 2, 2018, the 11,600,000 issued and outstanding shares of our common stock were held by a total of 57 stockholders of record.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common stock, our intention is to retain future earnings, if any, for use in our operations and the expansion of our business.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

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1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2016, we did adopt any equity compensation plans.

On October 15, 2017, our board of directors adopted and approved the 2017 Equity Incentive Plan. The purpose of the plan is to (a) enable us and any of our affiliates to attract and retain the types of employees, consultants and directors who will contribute to our long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of our stockholders; and (c) promote the success of our business. The plan enables us to grant awards of a maximum of 3,000,000 shares of our stock and awards that may be granted under the plan includes incentive stock options, non-qualified stock options, stock appreciation rights, restricted awards and performance compensation awards.

RECENT SALES OF UNREGISTERED SECURITIES

On September 14, 2015, we entered into a private placement subscription agreement with, and issued an unsecured convertible note in the principal amount of $73,825 to, one subscriber. Prior to issuance of the note, we were indebted to the subscriber with respect to: (i) a loan in the principal amount of $10,000 made to us by the subscriber pursuant to the terms of a loan agreement dated August 28, 2014, and accrued interest thereon of $1,956, for a total amount outstanding of $11,956, and (ii) a loan in the principal amount of $20,000 made to us by the subscriber pursuant to the terms of a loan agreement dated February 26, 2015, and accrued interest thereon of $1,869, for a total amount outstanding of $21,869, for total indebtedness in the amount of $33,825. The purchase price of the convertible note was paid by (i) settlement of the outstanding debt, and (ii) the payment of an additional $40,000 to us by the subscriber. The convertible note will mature five years from the date of issuance and will bear interest at the rate of 18% interest per annum, compounded annually. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. We issued the convertible note to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 30, 2016, we entered into a private placement subscription agreement, whereby we issued a convertible note to Oceanside Strategies Inc. in the principal amount of $50,000 and agreed to pay interest on the balance of the principal amount at the rate of 18.0% per annum. The principal amount of the convertible note and the interest is payable in full on December 30, 2021. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. We issued the convertible to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On December 30, 2016, we entered into a private placement subscription agreement, whereby we issued a convertible note to Oceanside Strategies Inc. in the principal amount of $21,500 and agreed to pay interest on the balance of the principal amount at the rate of 18.0% per annum. The principal amount of the convertible note and the interest is payable in full on December 31, 2021. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. The purchase price of the convertible note was paid by settlement of (i) the outstanding debt in the amount of $20,000 and (ii) a restructuring fee in the amount of $1,500 for restructuring the outstanding debt. We issued the convertible to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

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On March 2, 2017, we entered into a private placement subscription agreement, whereby we issued a convertible note to Oceanside Strategies Inc. in the principal amount of $20,000 and agreed to pay interest on the balance of the principal amount at the rate of 18.0% per annum. The principal amount of the convertible note and the interest is payable in full on March 2, 2022. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. We issued the convertible note to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On June 8, 2017, we entered into a private placement subscription agreement, whereby we issued a convertible note to Oceanside Strategies Inc. in the principal amount of $10,000 and agreed to pay interest on the balance of the principal amount at the rate of 18.0% per annum. The principal amount of the convertible note and the interest is payable in full on June 8, 2022. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.03 per share. We issued the convertible note to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Effective October 15, 2017, we granted a total of 2,725,000 stock options to our directors and executive officers and certain consultants. The stock options are exercisable at the exercise price of $0.10 per share for a period of ten years from the date of grant. 2,200,000 of the stock options vest as follows: (i) 1/3 upon the date of grant; (ii) 1/3 on the first anniversary date and (iii) 1/3 on the second anniversary date. 525,000 of the stock options vest as follows: (i) 1/3 upon the first anniversary of the date of grant; (ii) 1/3 on the second anniversary date and (iii) 1/3 on the third anniversary date. We granted the stock options to three U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and in issuing securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended. We granted the stock options to six non U.S. persons and in issuing securities we relied on the registration exemption provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On October 30, 2017, we entered into private placement subscription agreements, whereby we issued unsecured convertible notes to two subscribers in the aggregate principal amount of $325,000 and agreed to pay interest on the balance of the principal amount at the rate of 10.0% per annum. The principal amount of the convertible notes and the interest is payable in full on October 30, 2020. The principal amount, plus any interest accrued thereon, may be converted into shares of our common stock at a conversion price of $0.10 per share. We issued the convertible notes to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

On October 30, 2017, we issued an aggregate of 5,600,000 shares of common stock to 35 subscribers for total consideration of $560,000. Of the 5,600,000 shares of our common stock we issued: (i) 1,150,000 shares pursuant to the exemption from registration under the Securities Act of 1933, as amended provided by Section 4(2), Section 4(6) and/or Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended to 5 investors who were “accredited investors” within the respective meanings ascribed to that term in Regulation D promulgated under the Securities Act of 1933, as amended; and (ii) 4,450,000 shares to 30 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Effective November 10, 2017, we granted a total of 175,000 stock options to certain consultants. The stock options are exercisable at the exercise price of $0.10 per share for a period of ten years from the date of grant. The stock options vest as follows: (i) 1/3 upon the first anniversary of the date of grant; (ii) 1/3 on the second anniversary date and (iii) 1/3 on the third anniversary date. We granted the stock options to three U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) and in issuing securities we relied on the registration exemption provided for in Section 4(a)(2) of the Securities Act of 1933, as amended.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, with a par value of $0.001 per share. We are not authorized to issue any shares of preferred stock. As of January 2, 2018, there were 11,600,000 shares of our common stock issued and outstanding.

Voting Rights

Our common stock is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. A majority of our outstanding shares entitled to vote, represented in person or by proxy, constitute a quorum at a meeting of our stockholders. If a quorum exists, a majority vote of those shares present and voting at a duly organized meeting will suffice to defeat or enact any proposal unless the statutes of the State of Nevada, our articles of incorporation or bylaws require a greater-than-majority vote, in which event the higher vote will be required for the action to constitute the action of our company. Unless otherwise provided in our articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of our stockholders at which a quorum is present.

Any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting if one or more written consents, setting forth the action so taken, is signed by our stockholders holding a majority of the shares entitled to vote with respect to the subject matter thereof, unless a supermajority vote is required by our bylaws in which case a “supermajority” vote will be required.

Our board of directors has the power to amend our bylaws unless our stockholders, in adopting, amending or repealing a particular bylaw, provide expressly that our board of directors may not amend or repeal that bylaw or our bylaw either establishes, amends or deletes a supermajority stockholder quorum or voting requirement. As a result, our board of directors may be able to change the quorum and voting requirements at a meeting of our stockholders, subject to the applicable laws and our articles of incorporation and bylaws.

Other Rights

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all net assets available for distribution to our stockholders after payment to creditors.

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

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Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest of certain Nevada corporations. These provisions provide generally that any person or entity that acquires in excess of a specified percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

●	20% or more but less than 33 1/3%;

●	33 1/3% or more but less than or equal to 50%; or

●	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

●	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

●	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on our stock ledger nor do we conduct any business in Nevada, either directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of any Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of January 2, 2017, we had approximately 57 stockholders of record. Therefore, we believe that these provisions do not apply to us and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

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Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

●	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

●	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

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The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

●	by our stockholders;

●	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

●	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

●	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

●	by court order.

Our bylaws provide for the mandatory indemnification of any individual made a party to a proceeding because he is or was an officer, director, employee or agent of our company against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time. Our bylaws provide that the indemnification permitted by our bylaws is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto. Our bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by us of an undertaking by or on behalf of the officer or director on terms set by our board of directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On October 28, 2015, Cutler & Co., LLC resigned as our independent registered public accounting firm as it was merging its SEC auditing practice with Pritchett, Siler & Hardy, PC of Salt Lake City, Utah. On October 28, 2015, we engaged Pritchett, Siler & Hardy, PC, as our new independent registered public accounting firm. The change of our independent registered public accounting firm from Cutler & Co., LLC to Pritchett, Siler & Hardy, PC was approved by our board of directors.

Cutler & Co., LLC’s report on our financial statements for our fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that such report on our financial statements contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During our fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Cutler & Co., LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreement, if not resolved to the satisfaction of Cutler & Co., LLC, would have caused Cutler & Co., LLC to make reference to the subject matter of the disagreement in connection with its report.

During our fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

During our fiscal years ended December 31, 2014 and 2013 and in the subsequent interim period through the date of appointment, we have not consulted with Pritchett, Siler & Hardy, PC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor has Pritchett, Siler & Hardy, PC provided to us a written report or oral advice that Pritchett, Siler & Hardy, PC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue. In addition, during such periods, we have not consulted with Pritchett, Siler & Hardy, PC regarding any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our audited financial statements for the years ended December 31, 2016 and 2015 are available in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2017.

Our unaudited financial statements for the nine months ended September 30, 2017 and 2016 are available in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 13, 2017.

Item 5.06 Change in Shell Company Status.

Management has determined that, as a result of our entry into a business services agreement with WENN Digital Inc. on December 29, 2017 described in the section titled “Item 1.01 Entry into a Material Definitive Agreement” above, on December 29, 2017, we ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit Number	Description of Exhibit

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference from our Current Report on Form S-1, filed on March 30, 2011)

3.2	Bylaws (incorporated by reference from our Current Report on Form S-1, filed on March 30, 2011)

3.3	Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed with on August 23, 2017)

(10)	Material Contracts

10.1	Private Placement Subscription Agreement with Oceanside Strategies Inc. dated September 14, 2015 (incorporated by reference from our Current Report on Form 8-K, filed on September 15, 2015)

10.2	18% Unsecured Convertible Note with Oceanside Strategies Inc. dated September 14, 2015 (incorporated by reference from our Current Report on Form 8-K, filed on September 15, 2015)

10.3	Private Placement Subscription Agreement with Oceanside Strategies Inc. dated December 30, 2016 (incorporated by reference from our Current Report on Form 8-K, filed on January 5, 2017)

10.4	18% Unsecured Convertible Note with Oceanside Strategies Inc. dated December 30, 2016 (incorporated by reference from our Current Report on Form 8-K, filed on January 5, 2017)

10.5*	Private Placement Subscription Agreement with Oceanside Strategies Inc. dated December 30, 2016

10.6*	18% Unsecured Convertible Note with Oceanside Strategies Inc. dated December 30, 2016

10.7	Private Placement Subscription Agreement with Oceanside Strategies Inc. dated March 2, 2017 (incorporated by reference from our Current Report on Form 8-K, filed on March 15, 2017)

10.8	18% Unsecured Convertible Note with Oceanside Strategies Inc. dated March 2, 2017 (incorporated by reference from our Current Report on Form 8-K, filed on March 15, 2017)

10.9*	Private Placement Subscription Agreement with Oceanside Strategies Inc. dated June 8, 2017

10.10*	18% Unsecured Convertible Note with Oceanside Strategies Inc. dated June 8, 2017

10.11	Transfer Agreement dated August 21, 2017 with Blockchain Fund GP Inc. (incorporated by reference from our Current Report on Form 8-K filed on August 23, 2017)

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Exhibit Number	Description of Exhibit

10.12	Business Services Agreement with Business Instincts Group Inc. dated October 18, 2017. (incorporated by reference from our Current Report on Form 8-K filed on October 19, 2017)

10.13	Form of Private Placement Subscription Agreement for Convertible Debentures (incorporated by reference from our Current Report on Form 8-K filed on October 31, 2017)

10.14	Form of Unsecured Convertible Debenture (incorporated by reference from our Current Report on Form 8-K filed on October 31, 2017)

10.15	Form of Private Placement Subscription Agreement for Common Stock Offering (incorporated by reference from our Current Report on Form 8-K filed on October 31, 2017)

10.16	Loan Agreement dated November 20, 2017 with WENN Digital Inc. (incorporated by reference from our Current Report on Form 8-K filed on November 27, 2017)

10.17*	Independent Consultant Agreement dated effective October 9, 2017 with Bruce Elliott

10.18*	Independent Consultant Agreement dated effective October 9, 2017 with Michael Blum

10.19*	Business Services Agreement dated effective December 29, 2017 with WENN Digital Inc.

(16)	Letter re Change in Certifying Accountant

16.1	Letter from Culter & Co., LLC dated October 29, 2015 (incorporated by reference from our Current Report on Form 8-K, filed on October 29, 2015)

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPCOIN INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

January 2, 2018